EXHIBIT 23.1


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


        As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our reports dated August 4, 1997 included in Cornerstone Propane Partners, L.P.'s Form 10-K and to all references to our Firm included in this registration statement.





                                      ARTHUR ANDERSEN LLP



   Minneapolis, Minnesota
   November 18, 1997